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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the Data Labs, Inc. 1996 and 1995 Financial Statements and to all references to our Firm included in or made a part of this Registration Statement.


                                                             ARTHUR ANDERSEN LLP


Washington, D.C.
February 9, 1998